INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Municipal Strategy Fund, Inc.:

     We consent to the use in this Registration Statement on Form N-2 of our report dated December 9, 1996 and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Princeton, New Jersey
January 6, 1997